Exhibit 3.54

Corporate Filings 312 Eighth Avenue North 6th Floor, William R. Snodgrass Tower Nashville, TN 37243	CHARTER (For-Profit Corporation)	For Office Use Only
The undersigned acting as incorporator(s) of a for-profit corporation under the provisions of the Tennessee Business Corporation Act adopts the following Articles of Incorporation.
1. The name of the corporation is: Jamestown RMC, Inc.
[NOTE: Pursuant to Tennessee Code Annotated §48-14-101(a)(1), each corporation name must contain the words corporation, incorporated, or company or the abbreviation corp., Inc., or co.]
2. The number of shares of stock the corporation is authorized to issue is: 1,000

3. The name and complete address of the corporation’s initial registered agent and office located in the State of Tennessee is:

C T Corporation System
(Name)	800 S. Gay Street, Suite 2021, Knoxville	TN 37929
( Street Address) (City) (State/Zip Code)
Knox
(County)

4. List the name and complete address of each Incorporator
Timothy R. Parry, 5811 Pelican Bay Blvd., Suite 500, Naples, FL 34108

(Name) (Include: Street Address, City, State and Zip Code)

(Name) (Street Address, City, State and Zip Code)

(Name) (Street Address, City, State and Zip Code)

5. The complete address of the corporation’s principal office is:
5811 Pelican Bay Blvd., Suite 500	Naples	Florida 34108
(Street Address) (City) (State/County/Zip Code)
6. The corporation is for profit
7. If the document is not to be effective upon filing by the Secretary of State, the delayed effective date and time are:

Date effective upon filing , , Time (Not to exceed 90 days.)
8. Other provisions:
N/A

April 23, 2009		/s/ Timothy R. Parry
Signature Date		Incorporator’s Signature Timothy R. Parry
Incorporator’s Name (typed or printed)

SS-4417 (Rev. 9/04)	Filling Fee: $100	RDA 1678

ARTICLES OF MERGER

OF

HMA FENTRESS COUNTY GENERAL HOSPITAL, INC.
(a California corporation)

INTO
JAMESTOWN RMC, INC.
(a Tennessee corporation)
Pursuant to the provisions of the Tennessee Business Corporation Act, the undersigned corporations hereby execute the following articles of merger:
1. The plan of merger is set forth on Exhibit A attached hereto.
2. On April 29, 2009, the Board of Directors adopted the plan of merger.

3. Approval by the shareholders of the corporation was required by Chapter 21 of the Tennessee Business Corporation Act and the plan of merger was approved by the affirmative vote of the sole shareholder of the corporation.

4. The plan and performance of its terms were duly authorized by all action required by the laws of the State of California and the charter of HMA Fentress County General Hospital, Inc.
Date : April 29, 2009

HMA Fentress County General Hospital, Inc.
(a California corporation)

By:	/s/ Timothy R. Parry
Timothy R. Parry, Senior Vice President

Jamestown RMC, Inc.
(a Tennessee corporation)

By:	/s/ Timothy R. Parry
Timothy R. Parry, Senior Vice President

Exhibit A
PLAN OF MERGER

THIS PLAN OF MERGER (the “Plan”) is made between Jamestown RMC, Inc., a Tennessee corporation (hereinafter, “Surviving Corporation”) and HMA Fentress County General Hospital, Inc., a California Corporation (hereinafter, the “Merging Corporation”).

R E C I T A L S:

WHEREAS, the Surviving Corporation and Merging Corporation desire to set forth a Plan of Merger to merge the Merging Corporation with and into the Surviving Corporation, in satisfaction of both the requirements for a Plan of Merger pursuant to §48-21-109 of the Tennessee Business Corporation Act, and the requirements for an Agreement of Merger pursuant to the California Corporations Code, §1101, and in accordance with the laws of any other applicable jurisdiction;

P R O V I S I O N S:

NOW, THEREFORE, in consideration of the representations, promises, covenants and undertakings of the parties hereto and such other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

1. Identity of Surviving Corporation. The name and jurisdiction of the Surviving Corporation of the merger is Jamestown RMC, Inc., a Tennessee corporation.

2. Identity of Merging Corporation. The name and jurisdiction of the Merging Corporation is HMA Fentress County General Hospital, Inc., a California corporation.

3. Terms and Conditions of the Merger. The Merging Corporation shall merge with and into the Surviving Corporation, effective on the date Articles of Merger are filed with the Tennessee Secretary of State.

4. Shares of Merging Corporation’s Shareholder. The manner and basis of converting the shares of the Merging Corporation into shares, property, rights, obligations, or other securities of the Surviving Corporation as a result of such merger is that the Shareholder of the Merging Corporation shall receive no new shares in the Surviving Corporation and its shares in the Merging Corporation shall be cancelled without consideration. As the sole Shareholder of the Merging Corporation is the sole Shareholder of the Surviving Corporation, such Shareholder will hold the same proportion of shares, with identical designations, preferences, limitations, and relative rights in the Surviving Corporation without action.

5. Articles of Amendment of the Surviving Corporation. Articles of Amendment of the Surviving Corporation (the “Amendment”), in substantially the form attached hereto and incorporated herein as Exhibit “A,” and in final form and substance approved by an officer of the Surviving Corporation, shall be filed simultaneous with the Articles of Merger with the Tennessee Secretary of State, and which shall be effective on the date the Amendment and the Articles of the Merger are filed.

6. Cooperation. The Merging Corporation shall from time to time, as and when requested by Surviving Corporation, execute and deliver all such documents and instruments and take all such action necessary or desirable to evidence or carry out the merger.

7. Partial Invalidity. If any provision of this Plan is held invalid or unenforceable by competent authority, that provision will be construed so as to be limited or reduced to be enforceable to the maximum extent compatible with the law as it shall then appear. The invalidity or unenforceability of any particular provision of this Plan will not affect other provisions and this Plan will be construed in all respects as if the invalid or unenforceable provision were omitted.

9. Title of Document. As this Plan satisfies all the requirements of an Agreement of Merger under the California Corporations Code, §1101, it shall be deemed to be both the Surviving Corporation’s Plan of Merger under Tennessee law and the Merging Corporation’s Agreement of Merger under California law, regardless of the document’s title.

[The remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the undersigned sign and execute this Plan of Merger.

Jamestown RMC, Inc.

Dated: April 29, 2009	By:	/s/ Timothy R. Parry
Timothy R. Parry
	Its:	Senior Vice President, Secretary, and Director

HMA Fentress County General Hospital, Inc.

Dated: April 29, 2009	By:	/s/ Timothy R. Parry
Timothy R. Parry
	Its:	Senior Vice President, Secretary, and Director

EXHIBIT “A”

ARTICLES OF AMENDMENT OF THE

SURVIVING CORPORATION

Corporate Filings 312 Eighth Avenue North 6th Floor, William R. Snodgrass Tower Nashville, TN 37243		ARTICLES OF AMENDMENT TO THE CHARTER (For-Profit)	For Office Use Only
CORPORATE CONTROL NUMBER (IF KNOWN)
PURSUANT TO THE PROVISIONS OF SECTION 48-20-106 OF THE TENNESSEE BUSINESS CORPORATION ACT, THE UNDERSIGNED CORPORATION ADOPTS THE FOLLOWING ARTICLES OF AMENDMENT TO ITS CHARTER:
1. PLEASE INSERT THE NAME OF THE CORPORATION AS IT APPEARS OF RECORD: Jamestown RMC, Inc. IF CHANGING THE NAME, INSERT THE NEW NAME ON THE LINE BELOW: HMA Fentress County General Hospital, Inc.
2. PLEASE MARK THE BLOCK THAT APPLIES:

☒ AMENDMENT IS TO BE EFFECTIVE WHEN FILED BY THE SECRETARY OF STATE. ☐ AMENDMENT IS TO BE EFFECTIVE, (MONTH, DAY, YEAR)

(NOT TO BE LATER THAN THE 90TH DAY AFTER THE DATE THIS DOCUMENT IS FILED.) IF NEITHER BLOCK IS CHECKED, THE AMENDMENT WILL BE EFFECTIVE AT THE TIME OF FILING
3. PLEASE INSERT ANY CHANGES THAT APPLY:
A. PRINCIPAL ADDRESS:
STREET ADDRESS

CITY	STATE/COUNTY		ZIP CODE
B. REGISTERED AGENT:
C. REGISTERED ADDRESS:
STREET ADDRESS
TN
CITY	STATE		ZIP CODE COUNTY
D. OTHER CHANGES:
4. THE CORPORATION IS FOR PROFIT.
5. THE MANNER (IF NOT SET FORTH IN THE AMENDMENT) FOR IMPLEMENTATION OF ANY EXCHANGE, RECLASSIFICATION, OR CANCELLATION OF ISSUED SHARES IS AS FOLLOWS:
There is no exchange or reclassification or cancellation of issued shares.
6. THE AMENDMENT WAS DULY ADOPTED ON April 2009 BY (MONTH, DAY, YEAR) (Please mark the block that applies):

☐ THE INCORPORATORS WITHOUT SHAREHOLDER ACTION, AS SUCH WAS NOT REQUIRED.
☐ THE BOARD OF DIRECTORS WITHOUT SHAREHOLDER APPROVAL. AS SUCH WAS NOT REQUIRED.
☒ THE SHAREHOLDERS.

Senior Vice President			/s/ Timothy R. Parry
SIGNER’S CAPACITY			SlGNATURE

April 29, 2009			Timothy R. Parry
DATE			NAME OF SIGNER (TYPED OR PRINTED)

SS-4421 (Rev. 10/01)	Filing Fee: $20.00		RDA 1678

Corporate Filings 312 Eighth Avenue North 6th Floor, William R. Snodgrass Tower Nashville, TN 37243	CERTIFICATE OF CONVERSION (Domestic For-Profit Corporation into LLC under TCA §48-21-111) (For use on or after 7/1/2006)	For Office Use Only

Pursuant to the provisions of §48-21-111 of the Tennessee Business Corporation Act and §48-249-703 of the Tennessee Revised Limited Liability Company Act, the undersigned hereby submits this certificate of conversion:
1.	The name and principal business address of the converting domestic corporation is: HMA Fentress County General Hospital, Inc. 5811 Pelican Bay Blvd., Suite 500 Naples, FL 34108
2.	The converting corporation was formed in Tennessee, its date of formation is April 29, 2009 (month/day year), and its SOS control number (if known) is: 060 1484
3.

The converting corporation is being converted to a domestic limited liability company, and the name of the domestic limited liability company as set forth in its of organization is: HMA Fentress County General Hospital, LLC

4.	The plan of conversion is attached to this certificate of conversion and is incorporated herein by reference.
5.	The terms and conditions of the conversion have been approved by the unanimous vote of the shareholders; all required approvals of the conversion have been obtained by the converting corporation.
6.	The number of members of the limited liability company at the date of conversion is one (1),
7.

If the conversion is not to be effective upon the filing of the certificate of conversion and articles of organization, then the future effective date and time of the conversion is:

Date: Effective upon filing,                              Time:

May 1, 2009		/s/ Timothy R. Parry
Signature Date		Signature

Senior Vice President		Timothy R. Parry
Signer’s Capacity (if other than individual capacity)		Name (printed or typed)

SS-4498 (Rev. 05/06)	Filing Fee $20	RDA 2458

PLAN OF CONVERSION

OF

HMA FENTRESS COUNTY GENERAL HOSPITAL, INC.

This Plan of Conversion (the “Plan”) is made pursuant to Section 48-21-111 of the Tennessee Business Corporation Act and Section 48-249-703 of the Tennessee Revised Limited Liability Company Act to convert HMA FENTRESS COUNTY GENERAL HOSPITAL, INC., a Tennessee corporation (the “Converting Entity”) to a Tennessee limited liability company under the name“HMA FENTRESS COUNTY GENERAL HOSPITAL, LLC” (the “Converted Entity”), and shall be effective only upon its due approval and authorization by the unanimous written consent of the holders of all outstanding shares of the capital stock of the Converting Entity.

1.      The name of the Converting Entity is HMA Fentress County General Hospital, Inc., a Tennessee corporation, and the name of the Converted Entity is HMA Fentress County General Hospital, LLC, a Tennessee limited liability company.

2.      All of the issued and outstanding shares of the Converting Entity are owned by Health Management Associates, Inc. and represent a 100% ownership interest in the Converting Entity. Upon the filing of the Articles of Conversion for the Converting Entity, such 100% ownership of the Converting Entity by Health Management Associates, Inc. shall be shall be converted into a 100% membership interest in the Converted Entity.

3.      Subject to the approval and adoption of this Plan by the shareholders and Board of Directors of the Converting Entity, the conversion will become effective upon the filing of the Articles of Conversion with the Tennessee Secretary of State.

4. A true and correct copy of the Articles of Organization of the Converted Entity is attached hereto as Exhibit A.
5. Notification of the approval of the conversion will be deemed to be execution of the Operating Agreement by the members of the Converted Entity.

EXHIBIT A

ARTICLES OF ORGANIZATION

OF

HMA FENTRESS COUNTY GENERAL HOSPITAL, LLC

Corporate Filings 312 Eighth Avenue North 6th Floor, William R. Snodgrass Tower Nashville, TN 37243	ARTICLES OF ORGANIZATION (LIMITED LIABILITY COMPANY) (For use on or after 7/1/2006)	For Office Use Only
The Articles of Organization presented herein are adopted in accordance with the provisions of Tennessee Revised Limited Liability Company Act.
1.	The name of the Limited liability Company is: HMA Fentress County General Hospital, LLC
(NOTE: Pursuant to the provisions of TCA §48-249-106, each limited Liability Company name must contain the words “Limited Liability Company” or the abbreviation “LLC” or “L.L.C.”)
2.	The name and complete address of the Limited Liability Company’s initial registered agent and office located in the state of Tennessee is: C T Corporation System
(Name) 800 S. Gay Street, Suite 2021 Knoxville TN 37929 (Street address) (City) (State/Zip Code)
Knoxville
(County)
3.	The Limited Liability Company will be: (NOTE: PLEASE MARK APPLICABLE BOX) ☐ Member Managed ☒ Manager Managed ☐ Director Managed
4.	Number of Members at the date of filing, if more than six (6): one (1)
5.	If the document is not to be effective upon filing by the Secretary of State, the delayed effective date and time is: (Not to exceed 90 days) Date: Upon Filing , Time:
6.	The complete address of the Limited Liability Company’s principal executive office is: 5811 Pelican Bay Blvd., Suite 500, Naples, FL 34108-2710
(Street Address) (City) (State/County/Zip Code)
7.	Period of Duration if not perpetual: Perpetual
8.	Other Provisions:
9.	THIS COMPANY IS A NONPROFIT LIMITED LIABILITY COMPANY (Check if applicable) ☐

May 1, 2009	/s/ Timothy R. Parry
Signature Date	Signature

Senior Vice President of Sole Member	/s/ Timothy R. Parry
Signer’s Capacity (if other than individual capacity)	Name (printed or typed)

SS-4270 (Rev. 05/06) Filing Fee: $50 per member (minimum fee - $300, maximum fee $53,000 RDA 2458